Exhibit 16.1

October 27, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	TIGER X MEDICAL, INC.
File No. 000-21419

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated October 27, 2016 of TIGER X MEDICAL, INC. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP